UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2014, the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) amended and restated the Company’s by-laws (the “By-laws”). A new Section 3 of Article II was added to the By-laws to establish advance notice requirements for stockholders who propose nominations for the election of directors or propose other business to be brought before any annual or special meeting of stockholders of the Company. The notice procedures set forth in Section 3 are the exclusive means for a stockholder to submit such proposals (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The advance notice provision:

•	provides that the notice period for proposing a director nominee or other business at an annual meeting of stockholders is not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders;

•	specifies the notice periods (i) with respect to an annual meeting of stockholders scheduled on a date significantly different from the one year anniversary of the previous year’s annual meeting and (ii) relating to special meetings of stockholders called to elect directors;

•	specifies the information to be included in the notice with respect to the stockholder proponent or beneficial owner on whose behalf the nomination or other business is proposed, including direct or indirect stock ownership interests; interests in derivative securities; voting agreements or arrangements to which such stockholder proponent or beneficial owner or any of their affiliates or associates is party; any short interest in the Company’s securities; performance-related fees to which such stockholder or beneficial owner or its affiliates or associates may be entitled based on any increase or decrease in the value of the Company’s stock; information required to be disclosed in a proxy or consent solicitations statement pursuant to the Exchange Act; and a statement as to whether such stockholder or beneficial owner, or any affiliate or associate of such stockholder or beneficial owner or any person acting in concert with any of them, intends to solicit proxies or consents in support of the proposal;

•	specifies information to be included in the notice with respect to any proposed nominee, including biographical information and a statement as to the nominee’s qualifications; the beneficial share ownership of the proposed nominee; information as to all relationships and arrangements between the stockholder proponent and the proposed nominee or between any of them and any other person in connection with the proposed nomination; information that would enable the Board to determine a nominee’s eligibility to serve as an independent director; and any other information that either would be required to be disclosed in a proxy or consent solicitation statement in a contested election pursuant to Section 14(a) of the Exchange Act or which the Board of Directors may otherwise reasonably request;

•	specifies information to be included in the notice with respect to any other business proposed by the stockholder, including a brief description of such proposal; the reasons for bringing the proposal; any interest in such proposal or the business to which it relates of the stockholder or any beneficial owner; and a description of all relationships and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal; and

•	requires a stockholder to provide the Company with a written update of certain of the information required to be included in the notice, if necessary, so that such information will be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The foregoing description of the amendment and restatement of the By-laws is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the By-laws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company, dated March 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: March 26, 2014

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of the Company, dated March 21, 2014